EXHIBIT 99

For Immediate Release

SCOTT'S LIQUID GOLD-INC.
ANNOUNCES FIRST QUARTER OPERATING RESULTS

DENVER, Colorado (May 2, 2008) -- Scott's Liquid Gold-Inc.
(OTC BB: "SLGD"), which develops, manufactures and markets household and skin care products, today announced its operating results for the first quarter of 2008.

For the three months ended March 31, 2008, net sales were $4,093,800 compared with net sales of $3,861,800 in the first quarter of the previous year. The Company reported a net loss of $454,200 or ($0.04) per share, in the most recent quarter, versus a net loss of $746,200 or ($0.07) per share, in the three months ended March 31, 2007.

Mark E. Goldstein, Chairman of the Board and Chief Executive Officer of Scott's Liquid Gold-Inc., commented "During the first quarter of 2008, we experienced an overall increase in net sales and a decrease in our net loss as compared to the first quarter of 2007. The decrease in our loss for the first quarter of 2008 compared to the first quarter of 2007 resulted from a reduction in our sales promotion expenses which are deducted from gross sales."

Scott's Liquid Gold-Inc.'s products, include Scott's Liquid Gold wood cleaners/preservatives, Scott's Liquid Gold Mold Control 500, Touch of Scent air fresheners, Alpha Hydrox skin care products, and Neoteric Diabetic Skin Care products. Scott's Liquid Gold-Inc. also distributes skin care and other sachets of Montagne Jeunesse, Davinci and Moosehead men's grooming products, and bath, body and hair care products from Baylis & Harding. The Company is headquartered in Denver, Colorado, and its common stock trades on the OTC Bulletin Board under the symbol "SLGD".

Additional information on Scott's Liquid Gold-Inc. and its products can be accessed on the World Wide Web: www.scottsliquidgold.com, www.alphahydrox.com, www.touchofscent.com, and www.neotericdiabetic.com.

This press release may contain "forward-looking" statements within the meaning of U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the Company's performance inherently involve risks and uncertainties that could cause actual results to differ from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of each of our significant products in the marketplace; the degree of success of any new product or product line introduction by us; uncertainty of consumer acceptance of the new Alpha Hydrox products introduced in 2005 and 2007, and Mold Control and wood wash products; competitive factors; any decrease in distribution of (i.e., retail stores carrying) our significant products; continuation of our distributorship agreement with Montagne Jeunesse; the need for effective advertising of our products; limited resources available for such advertising; new competitive products and/or technological changes; dependence upon third party vendors and upon sales to major customers; changes in the regulation of our products, including applicable environmental regulations; continuing losses which could affect our liquidity; the loss of any executive officer; and other risks discussed in this release and in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For further information, please contact:
Jeffry B. Johnson at (303) 373-4860




SCOTT'S LIQUID GOLD-INC. & SUBSIDIARIES
Consolidated Statements of Operations (Unaudited)


                                          Three Months Ended
                                               March 31,
                                           2008          2007
                                       -----------   -----------
Net sales                              $ 4,093,800   $ 3,861,800
                                       -----------   -----------
Operating costs and expenses:
   Cost of Sales                         2,201,900     2,346,500
   Advertising                             111,200       112,300
   Selling                               1,340,300     1,255,400
   General and administrative              800,000       814,100
                                       -----------   -----------
                                         4,453,400     4,528,300
                                       -----------   -----------

Loss from operations                      (359,600)     (666,500)

Interest income                              8,500        24,200
Interest expense                          (103,100)     (103,900)
                                       -----------   -----------
Loss before income taxes                  (454,200)     (746,200)

Income tax expense (benefit)                  -             -
                                       -----------   -
Net loss                               $  (454,200)  $  (746,200)
                                       ===========   ===========

Net loss per common share:
   Basic                               $     (0.04)  $     (0.07)
                                       ===========   ===========
   Diluted                             $     (0.04)  $     (0.07)
                                       ===========   ===========

Weighted average shares outstanding:
   Basic                                10,582,700    10,533,000
                                       ===========   ===========
   Diluted                              10,582,700    10,533,000
                                       ===========   ===========